Exhibit 99.7

[COMPANY LOGO]

Contacts:

MGI PHARMA, INC. Jennifer Davis 212-332-4381 IR@mgipharma.com	Noonan/Russo Mark Vincent or Robert Stanislaro 212-845-4200 mark.vincent@eurorscg.com or robert.stanislaro@eurorscg.com

NEWS RELEASE         (For Release On February 9, 2005 at 4:01 pm ET)

MGI PHARMA REPORTS FOURTH QUARTER AND FISCAL 2004 RESULTS

—2004 Revenue Increases 296% From Prior Year To $195.7 Million—

—2004 Aloxi® Sales Total $159.3 Million—

—2005 Total Revenue Projected to Increase 46% To $285 Million—

—2005 R&D, SG&A Expenses Support Dacogen™ and Pipeline Advancement—

MINNEAPOLIS, February 9, 2005 — MGI PHARMA, INC. (NASDAQ: MOGN), an oncology-focused biopharmaceutical company, today announced that total revenue for 2004 was $195.7 million, including Aloxi® (palonosetron hydrochloride) injection sales of $159.3 million. GAAP net loss for 2004 was $85.7 million, or $1.23 per diluted share. Pro-forma net income for 2004, which excludes amortization of acquired product intangible assets, acquired in-process research and development expense, license initiation and product candidate development milestone payments, and revenue resulting from a terminated license agreement, and reflects an estimated effective tax rate of 35%, was $20.5 million, or $0.27 per diluted share. At December 31, 2004, MGI PHARMA’s cash and marketable debt investments totaled $238.9 million.

“2004 was a very successful and productive year for MGI PHARMA as we executed on our strategies for commercializing Aloxi injection, and data generated in the first weeks of this year demonstrates that Aloxi injection’s market share continues to grow,” said Lonnie Moulder, president and chief executive officer. “For 2005, we will remain focused on continuing to achieve strong Aloxi sales growth, while simultaneously advancing our portfolio of phase 3 drug candidates and executing on our business development initiatives.”

Fourth Quarter Results

Sales increased to $64.5 million in the fourth quarter of 2004 from $11.1 million in the fourth quarter of 2003. During the fourth quarter of 2004, U.S. sales of Aloxi injection totaled $56.0 million and sales of Salagen® Tablets (pilocarpine hydrochloride) were $7.8 million, compared to $4.8 million and $5.6 million in the fourth quarter of 2003, respectively. Licensing revenue for the fourth quarter of 2004 was $0.8 million, compared to $0.5 million for the fourth quarter of 2003. Total revenues for the fourth quarter of 2004 were $65.3 million compared to $11.6 million in the fourth quarter of 2003.

Total costs and expenses increased to $66.9 million in the fourth quarter of 2004 from $45.7 million in the fourth quarter of 2003. Selling, general and administrative expenses increased to $19.4 million for the fourth quarter of 2004 from $15.7 million for the same period in 2003, primarily due to costs associated with the promotion of Aloxi injection. Research and

MGI PHARMA, INC.

Q4 and FY2004 Financial Results

development expenses in the fourth quarter of 2004 were $26.6 million and included $12.5 million in milestone payments for the filing of the Dacogen™ (decitabine) New Drug Application (NDA) and Marketing Authorization Application (MAA). This compared to $27.3 million of research and development expenses in the fourth quarter of 2003, which included expense recognition of $20.3 million for expansion of our Aloxi license agreement rights to include the post operative nausea and vomiting (PONV) application and an oral formulation. The year-over-year increase in baseline R&D expenses is primarily due to expenses related to Dacogen injection. The Company reported a GAAP net loss of $1.8 million, or $0.03 per diluted share, in the 2004 fourth quarter compared to a net loss of $36.9 million, or $0.58 per share, in the 2003 fourth quarter. Pro-forma net income for the 2004 fourth quarter was $7.2 million, or $0.10 per diluted share, compared to a pro forma net loss of $10.6 million, or $0.17 per diluted share, in the 2003 fourth quarter.

Annual 2004 Results

Total revenues increased to $195.7 million for 2004, including Aloxi injection sales of $159.3 million, compared to total revenues of $49.4 million in 2003, including Aloxi injection sales of $9.7 million. Selling, general and administrative expenses of $73.8 million for 2004 increased from $50.4 million in 2003 primarily due to costs associated with the promotion of Aloxi injection. Research and development expenses in 2004 increased to $62.6 million from $50.1 million in 2003, primarily due to expenses related to initiating our Dacogen worldwide license agreement and the absorption of the ZYCOS, Inc. and Aesgen, Inc. programs. Research and development expenses for 2004 included $16.7 million in initial Dacogen license expense, in addition to milestone payments for the filing of regulatory applications for Dacogen injection totaling $12.5 million and a $2.5 million milestone payment for successful achievement of an end of phase 2 milestone for Aloxi injection in PONV.

For the year ended December 31, 2004, MGI PHARMA’s GAAP net loss, including $83.1 million of acquired in-process research and development, was $85.7 million, or $1.23 per diluted share, compared to a net loss of $61.9 million, or $1.11 per diluted share, for the year ended December 31, 2003. Pro-forma net income and EPS for 2004 were $20.5 million and $0.27 per diluted share, respectively, compared to a 2003 pro forma net loss of $23.6 million, or $0.42 per share.

Note: GAAP refers to generally accepted accounting principles in the U.S. MGI PHARMA’s pro-forma earnings per diluted share and pro-forma net income exclude amortization of product acquisition intangible assets, acquired in-process research and development expenses, license initiation and product candidate development milestone payments and revenue resulting from a terminated license agreement, and reflects an effective tax rate of 35% as if the Company was subject to a standard tax provision. We are reporting pro forma results in addition to, and not as a substitute for, financial measures calculated in accordance with GAAP. The Company believes these pro forma numbers are more reflective of the Company’s core operating expenses. We encourage investors to carefully consider our results under GAAP, as well as our pro forma disclosures and the reconciliation between these presentations to more fully understand our business. Reconciliations between GAAP results and pro forma results are presented at the end of this news release.

MGI PHARMA, INC.

Q4 and FY2004 Financial Results

Recent Highlights

Aloxi® Injection

•	More than 1 million Aloxi injection doses were administered to cancer patients for the prevention of chemotherapy-induced nausea and vomiting (CINV) during 2004.

•	Effective January 1, 2005, Aloxi injection was assigned a unique J code within the Healthcare Common Procedure Coding System (HCPCS) to facilitate reimbursement.

•	Aloxi injection pharmacoeconomic data were presented at the American Society of Health-System Pharmacists (ASHP) Midyear Clinical Meeting.

Dacogen™ Injection

•	The New Drug Application (NDA) and Marketing Authorization Application (MAA) for Dacogen injection were submitted and accepted for review by the Food and Drug Administration (FDA) and European Medicines Agency (EMEA), respectively.

•	The FDA established a Prescription Drug User Fee Act (PDUFA) goal date for Dacogen injection of September 1, 2005.

•	Results from a phase 3 trial of Dacogen injection in patients with myelodysplastic syndrome (MDS) and from a 3-arm alternative dosing study of Dacogen injection were presented at the American Society for Hematology 46th Annual Meeting and Exposition.

Other Product Candidates

•	Phase 3 data for Saforis™ oral suspension was presented at the 27th Annual San Antonio Breast Cancer Symposium.

•	A single arm, phase 2 combination trial of irofulven plus capecitabine has been initiated in patients with anaplastic and differentiated thyroid cancer. Endpoints of the study include objective response, overall survival, and safety.

Other Highlights

•	Marty Duvall joined the MGI PHARMA management team as senior vice president, commercial operations.

•	Jim Hawley joined the MGI PHARMA management team as senior vice president and chief financial officer elect. Mr. Hawley will assume full CFO functions following MGI PHARMA’s filing by mid-March of the Company’s 2004 Form 10-K with the Securities and Exchange Commission and Bill Brown’s previously announced retirement.

•	Jack Waterman was promoted to vice president, regulatory affairs and quality assurance. Mr. Waterman joined MGI PHARMA in May 2004 as senior director, regulatory affairs.

•	Rick Rodgers was appointed principal accounting officer. Mr. Rodgers joined MGI PHARMA in March 2004 as controller.

2005 Corporate Objectives:

In 2005, MGI PHARMA remains focused on maximizing the commercial potential of Aloxi injection in CINV, as well as advancing our clinical programs and executing our overall corporate strategy. The Company has outlined the following corporate objectives for 2005:

Revenue:

•	Achieve U.S. sales of Aloxi injection of $260 million

MGI PHARMA, INC.

Q4 and FY2004 Financial Results

•	Achieve other product sales, promotion revenue and licensing revenue totaling $25 million

Product candidates:

•	Expand development program for Dacogen injection beyond the pending MDS indication by initiating a pivotal phase 3 program in patients with acute myeloid leukemia (AML)

•	Advance the phase 3 programs for Aloxi injection in PONV and for an oral Aloxi formulation

•	Initiate a phase 3 trial of Saforis oral suspension in patients with oral mucositis

•	Advance ZYC101a into a phase 3 trial in patients with cervical dysplasia

•	Advance the ZYC300 clinical development program in patients with solid tumors

•	Complete a phase 2 trial of irofulven in patients with taxane/hormone-refractory prostate cancer

Other corporate goals:

•	Achieve full-year profitability in 2005

•	Complete pre-launch preparations for Dacogen injection

•	Establish commercialization paths for our products in territories outside of North America

Financial Outlook for 2005:

This section provides forward-looking information about MGI PHARMA’s financial outlook for 2005 based upon our current operations. The disclosure notice paragraph regarding forward-looking statements at the end of this news release is especially applicable to this section.

Consistent with the Company’s past practices for providing product candidate guidance when they are undergoing FDA review, this guidance excludes any revenue contribution from Dacogen injection, but includes all Dacogen-related expenses through initial market launch. The effect of the scheduled implementation of FASB Statement No. 123 (Revised 2004), Share Based Payment, has not been included in the following guidance.

For the year ending December 31, 2005, we currently expect:

•	Total revenue of approximately $285 million, including:

•	Aloxi injection product sales of approximately $260 million;

•	Other product sales, licensing and promotion revenue of $25 million;

•	Cost of product sales of approximately $97 million;

•	SG&A expenses of approximately $80 million;

•	R&D expenses of approximately $46 million;

•	Income from operations of approximately $62 million;

•	Approximately 76 million fully diluted shares prior to inclusion of shares that would issue upon conversion of our debt; and

•	An effective tax rate of approximately 3%.

MGI PHARMA, INC.

Q4 and FY2004 Financial Results

Approximately 8.3 million shares will be issued upon full conversion of our convertible debt. Those shares will be considered in MGI PHARMA’s diluted share count when they are deemed to be dilutive by accounting standards.

Conference Call & Webcast Information

MGI PHARMA will broadcast its quarterly investor conference call live over the Internet today, Wednesday, February 9, 2005 at 5:00 p.m. Eastern Time. The Company’s executive management team will review 2004 fourth quarter and annual financial results, discuss operations, and provide guidance on MGI PHARMA’s business outlook. All interested parties are welcome to access the webcast via the Company’s Web site at www.mgipharma.com. The audio webcast will be archived on the Company’s Web site for a limited period of time.

About MGI PHARMA

MGI PHARMA, INC. is an oncology-focused biopharmaceutical company that acquires, develops and commercializes proprietary products that address the unmet needs of cancer patients. MGI PHARMA has a portfolio of proprietary pharmaceuticals, and intends to become a leader in oncology. MGI PHARMA markets Aloxi® (palonosetron hydrochloride) injection, Kadian® (sustained release morphine sulfate capsules), Salagen® Tablets (pilocarpine hydrochloride) and Hexalen® (altretamine) capsules in the United States. The Company directly markets its products in the U.S. and collaborates with partners to reach international markets. For more information about MGI PHARMA, please visit www.mgipharma.com.

This news release contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “ expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements are not guarantees of MGI PHARMA’s future performance and involve a number of risks and uncertainties that may cause actual results to differ materially from the results discussed in these statements. Factors that might cause the Company’s results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the ability of MGI PHARMA’s product candidates to be proven safe and effective in humans, to receive marketing authorization from regulatory authorities, and to ultimately compete successfully with other therapies; continued sales of MGI PHARMA’s marketed products; development or acquisition of additional products; reliance on contract manufacturing; changes in strategic alliances; continued access to capital; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission including its most recently filed Form 10-Q or 10-K. MGI PHARMA undertakes no duty to update any of these forward-looking statements to conform them to actual results.

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MGI PHARMA, INC.

Q4 and FY2004 Financial Results

MGI PHARMA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Revenues:
Sales	$64,488	$11,094	$192,089	$39,858
Licensing	821	462	3,578	9,527

	65,309	11,556	195,667	49,385

Costs and Expenses:
Cost of sales	20,870	2,817	60,847	8,163
Selling, general and administrative	19,378	15,662	73,802	50,410
Research and development	26,624	27,265	62,625	50,121
Acquired in-process research and development	23	—	83,117	—

	66,895	45,744	280,391	108,694

Loss from operations	(1,586)	(34,188)	(84,724)	(59,309)
Interest income	1,378	705	5,330	1,553
Interest expense	(1,756)	(249)	(5,989)	(998)
Loss on investment	—	(3,154)	—	(3,154)

Loss before income taxes	(1,964)	(36,886)	(85,383)	(61,908)
Provision (benefit) for income taxes	(120)	—	340	—

Net loss	$(1,844)	$(36,886)	$(85,723)	$(61,908)

Net loss per common share
Basic	$(0.03)	$(0.58)	$(1.23)	$(1.11)
Diluted	$(0.03)	$(0.58)	$(1.23)	$(1.11)
Weighted average number of common shares outstanding
Basic	70,939	63,209	69,897	55,556
Diluted	70,939	63,209	69,897	55,556

Consolidated Balance Sheets Data

(unaudited)

(In thousands)

	As of December 31,
	2004	2003
Cash and marketable debt securities, unrestricted	$238,857	$177,753
Total assets	$436,335	$204,558
Total stockholders’ equity	$114,510	$156,610

MGI PHARMA, INC.

Q4 and FY2004 Financial Results

MGI PHARMA, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS OF OPERATIONS - UNAUDITED

(In thousands, except per share data)

	Three Months Ended December 31,
	2004				2003
	GAAP (A)	Difference		Pro Forma (B)	GAAP (A)	Difference		Pro Forma (B)
Revenues:
Sales	$64,488	$—		$64,488	$11,094	$—		$11,094
Licensing	821	—		821	462	—		462

	65,309	—		65,309	11,556	—		11,556

Costs and Expenses:
Cost of sales	20,870	(341	)D	20,529	2,817	(318	)D	2,499
Selling, general and administrative	19,378	—		19,378	15,662	—		15,662
Research and development	26,624	(12,706	)D,E	13,918	27,265	(20,271	)E	6,994
Acquired in-process research and development	23	(23	)F	—	—	—		—

	66,895	(13,070)		53,825	45,744	(20,589)		25,155

Income (loss) from operations	(1,586)	13,070		11,484	(34,188)	20,589		(13,599)
Interest income	1,378	—		1,378	705	—		705
Interest expense	(1,756)	—		(1,756)	(249)	—		(249)
Loss on investment	—	—		—	(3,154)	—		(3,154)

Income (loss) before income taxes	(1,964)	13,070		11,106	(36,886)	20,589		(16,297)
Provision (benefit) for income taxes	(120)	4,007	G	3,887	—	(5,704	)G	(5,704)

Net income (loss)	$(1,844)	$9,063		$7,219	$(36,886)	$26,293		$(10,593)

Net income (loss) per common share
Basic	$(0.03)			$0.10	$(0.58)			$(0.17)
Diluted	$(0.03)			$0.10	$(0.58)			$(0.17)
Weighted average number of common shares outstanding
Basic	70,939			70,939	63,209			63,209
Diluted	70,939			75,691	63,209			63,209

A)	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).

B)	Pro Forma is a Non-GAAP financial measure which excludes acquired in process research and development, license initiation and product candidate development milestone payments, revenue resulting from terminated license agreements and amortization of intangibles resulting from product acquisitions.

D)	Reflects amortization of intangible assets resulting from product acquisitions

E)	Represents license initiation and product candidate development milestone payments. Details as follows (in thousands):

	Three Months Ended
	12/31/2004	12/31/2003
Dacogen new drug application (NDA) filing	$10,000	$—
Dacogen marketing authorization application (MAA) filing	2,500	—
Initiate Aloxi license agreement rights for PONV and oral formulation	—	20,271

Total	$12,500	$20,271

F)	Represents in-process research and development for the acquisitions of Zycos and Aesgen.

G)	Reflects an effective tax rate of 35%

MGI PHARMA, INC.

Q4 and FY2004 Financial Results

MGI PHARMA, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS OF OPERATIONS - UNAUDITED

(In thousands, except per share data)

	Year Ended December 31,
	2004				2003
	GAAP (A)	Difference		Pro Forma (B)	GAAP (A)	Difference		Pro Forma (B)
Revenues:
Sales	$192,089	$—		$192,089	$39,858	$—		$39,858
Licensing	3,578	—		3,578	9,527	(6,867	)C	2,660

	195,667	—		195,667	49,385	(6,867)		42,518

Costs and Expenses:
Cost of sales	60,847	(1,366	)D	59,481	8,163	(1,205	)D	6,958
Selling, general and administrative	73,802	—		73,802	50,410	—		50,410
Research and development	62,625	(32,504	)D,E	30,121	50,121	(31,321	)E	18,800
Acquired in-process research and development	83,117	(83,117	)F	—	—	—		—

	280,391	(116,987)		163,404	108,694	(32,526)		76,168

Income (loss) from operations	(84,724)	116,987		32,263	(59,309)	25,659		(33,650)
Interest income	5,330	—		5,330	1,553	—		1,553
Interest expense	(5,989)	—		(5,989)	(998)	—		(998)
Loss on investment	—	—		—	(3,154)	—		(3,154)

Income (loss) before income taxes	(85,383)	116,987		31,604	(61,908)	25,659		(36,249)
Provision (benefit) for income taxes	340	10,721	G	11,061	—	(12,687	)G	(12,687)

Net income (loss)	$(85,723)	$106,266		$20,543	$(61,908)	$38,346		$(23,562)

Net income (loss) per common share
Basic	$(1.23)			$0.29	$(1.11)			$(0.42)
Diluted	$(1.23)			$0.27	$(1.11)			$(0.42)
Weighted average number of common shares outstanding
Basic	69,897			69,897	55,556			55,556
Diluted	69,897			74,879	55,556			55,556

A)	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).

B)	Pro Forma is a Non-GAAP financial measure which excludes acquired in process research and development, license initiation and product candidate development milestone payments, revenue resulting from terminated license agreements and amortization of intangibles resulting from product acquisitions.

C)	Reflects deferred revenue as a result of termination of a license agreement.

D)	Reflects amortization of intangible assets resulting from product acquisitions

E)	Represents license initiation and product candidate development milestone payments. Details as follows (in thousands):

	Year Ended
	12/31/2004	12/31/2003
Dacogen initial license expense	$16,698	$—
Dacogen new drug application (NDA) filing	10,000	—
Dacogen marketing authorization application (MAA) filing	2,500	—
Aloxi injection approval by FDA	—	11,000
Aloxi license agreement rights for PONV and oral formulation	—	20,271
Aloxi PONV end of phase 2 FDA interaction	2,500	—
Other	600	50

Total	$32,298	$31,321

F)	Represents in-process research and development for the acquisitions of Zycos and Aesgen.

G)	Reflects an effective tax rate of 35%